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                         CERTIFICATE OF INCORPORATION

                                      OF

                        MILLBROOK ACQUISITION CORP.-II


                    The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                    FIRST: The name of the corporation (hereinafter called the "Corporation") is Millbrook Acquisition Corp.-II.

                    SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                    FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, all of which are with a par value of $.01 per share. All such shares are of one class and are shares of Common Stock.

                    FIFTH: The name and the mailing address of the incorporator are as follows:

            NAME                         MAILING ADDRESS
            ----                         ---------------
            Christopher S.  Auguste      c/o Parker Chapin Flattau & Klimpl, LLP
                                         1211 Avenue of the Americas
                                         New York, New York  10036

                    SIXTH: The Corporation is to have perpetual existence.

                    SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the

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Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver of receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                    EIGHTH: For management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                           1. The management of the business and the conduct of
the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                           2. After the original or other By-laws of the
Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of
Section 141 of the General Corporation law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                           3. Whenever the Corporation shall be authorized to
issue only one class of stock, each outstanding share shall entitle the holder thereof to notice

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of, and the right to vote at, any meeting of stockholders. Whenever the
Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders, except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                    NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                    TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses (including, without limitation, attorneys' fees and expenses), liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding the position giving rise to the entitlement to indemnification, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, estate, executors and administrators of any such person.

                    ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

                    IN WITNESS WHEREOF, the undersigned has signed this certificate and does hereby affirm the statements contained therein as true under the penalties of perjury this 27th day of April, 1998.




                                                  -----------------------------
                                                  Christopher S.  Auguste


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                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                     MILLBROOK DISTRIBUTION SERVICES INC.
                           (an Indiana corporation)

                                      AND

                        MILLBROOK ACQUISITION CORP.-II
                           (a Delaware corporation)

                    Pursuant to Section 253 of the General
                   Corporation Law of the State of Delaware


It is hereby certified that:

         FIRST:            Millbrook Distribution Services Inc. (the
"Corporation") was organized pursuant to the Indiana Business Corporation Law (the "IBCL") on January 18, 1933.

         SECOND:           Immediately prior to the merger the Corporation was
the owner of all of the outstanding shares of the capital stock of Millbrook Acquisition Corp.-II ("MAC-II"), a corporation organized pursuant to the provisions of the General Corporation Law of Delaware on April 27, 1998.

         THIRD:            The board of directors of the Corporation by
unanimous written consent determined to merge the Corporation into MAC-II and did adopt the following resolutions on April __, 1998:

                           RESOLVED, that the Corporation does hereby merge
                  itself into its wholly owned subsidiary, Millbrook Acquisition Corp.-II, a Delaware corporation ("MAC-II"), with MAC-II being the surviving corporation and thereby assuming all of the obligations and liabilities of the Corporation.

                           RESOLVED, that the terms and conditions of the
                  merger are as follows:

                           From and after the effective time of the merger,
                  all of the estate, property, rights, privileges, powers, and franchises of the Corporation shall become vested in and be held by MAC-II as fully and entirely and without change or diminution as the same were before held and enjoyed by the Corporation, and MAC-II shall assume all of the obligations of the Corporation.




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                           Upon completion of the merger, the holders of the
                  shares of the Corporation shall receive an equivalent number of shares of the shares of MAC-II and shall have no further claims of any kind or nature; and all of the shares of MAC-II held by the Corporation, its sole shareholder, shall be surrendered and canceled.

                           After the effective time of the merger, each holder
                  of record of any outstanding certificate or certificates theretofore representing common stock of the Corporation may surrender the same to MAC-II at its office in Massachusetts and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of common stock of MAC-II. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of the Corporation shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of common stock of MAC-II.

                           From and after the effective time of the merger,
                  the Certificate of Incorporation and the Bylaws of the surviving corporation shall be the Certificate of Incorporation and Bylaws of MAC-II, as in effect immediately prior to such effective time, except that Article FIRST of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended and changed so as to read as follows:

                                    "FIRST:          The name of the corporation
                                    (hereinafter called the "Corporation") is
                                    Millbrook Distribution Services Inc.";

                           and said Certificate of Incorporation, as herein
                  amended and changed, and Bylaws shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the laws of the General Corporation Law of the State of Delaware.

                           At and after the effective time of the merger, the
                  members of the board of directors and officers of the Corporation shall be the members of the board of directors and the corresponding officers of MAC-II.

         FOURTH:           The proposed merger has been approved, adopted,
certified, executed and acknowledged by the Corporation in accordance with the laws under which it is organized.

         FIFTH:            The merger shall become effective on the date and at
the time at which the filing of the Certificate of Ownership and Merger in the State of Delaware and the Articles of Merger in the State of Indiana has occurred in the manner required to cause the merger to become effective.


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         IN WITNESS WHEREOF, we have signed this certificate this ___ day of
April, 1998.



MILLBROOK DISTRIBUTION SERVICES INC.       MILLBROOK ACQUISITION CORP.-II



By:__________________________________      By:_________________________________
      Name:                                      Name:
      Title:                                     Title:



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